Q2 2022 Earnings Call August 4, 2022

We have made statements in this presentation that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally and manage our international operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space, (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (v) our ability to fund capital expenditures; (vi) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (vii) the costs of complying with, and our ability to comply with, laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (viii) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (x) our ability to raise debt or equity capital and changes in the cost of our debt; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures to implement and manage new IT systems; (xv) unexpected events, including those resulting from climate change or geopolitical events, which could disrupt our operations and adversely affect our reputation and results of operations; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this presentation. Reconciliation of Non-GAAP Measures Throughout this presentation, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted EPS, and (3) AFFO. These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included in the Supplemental Reporting Information. 2 Forward Looking Statements

3Q2 Accomplishments ● Record quarterly performance ○ Revenue of $1.29 billion, up 15.2% year over year, or 18.5% excluding the impact of Fx ○ Adjusted EBITDA of $455 million, growth of 12.1% year over year, or 15.4% excluding the impact of Fx ○ Net Income of $202 million ○ AFFO of $271 million, up 10.1% year over year ○ AFFO/Share of $0.93, up 9.6% year over year ● Organic storage rental revenue growth of 8.2%, reflecting continued benefit of pricing combined with positive volume trends and data center growth ● Leased 83 megawatts of data center capacity

4 Strong Second Quarter 2022

5 • Achieved 30% revenue growth including 24% organic storage rental revenue growth • Year to Date leasing of 118 megawatts; 83 megawatts in the second quarter including 72 megawatts on our Northern Virginia campus for VA-4 and VA-5 • Established a joint venture for VA-4 and VA-5 whereby IRM will retain 55% ownership; partner is Hana Financial • Well on track to achieve new and expansion leasing projection of 130 megawatts for the full year Data Center Highlights

6 • Continue to invest across our businesses to drive growth • Approaching our long-term target AFFO payout ratio (low to mid-60s) – from there we expect the dividend to grow in line with AFFO • Long-term target leverage ratio of 4.5x – 5.5x Capital Allocation

Source: J.P. Morgan REIT Weekly U.S. Real Estate report July 22, 2022 and company reports 7 Balance Sheet Well Positioned • ~$1.8 billion of liquidity • ~82% fixed rate debt • 4.7% weighted average interest rate • 6.6 years weighted average maturity Balance Sheet Highlights as of 06/30/2022 Net Lease Adjusted Leverage

82022 Guidance Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful. ● Well on track to achieve Full Year 2022 guidance ● Outlook: For the third quarter, we expect strong growth trends to continue with Revenue of approximately $1.3 billion, Adjusted EBITDA of approximately $465 million, and AFFO of approximately $280 million ($ in millions, except per share data) 2022 Guidance Y/Y % Change Total Revenue $5,125 - $5,275 14% - 17% Adjusted EBITDA $1,800 - $1,850 10% - 13% AFFO $1,085 - $1,120 7% - 11% AFFO Per Share $3.70 - $3.82 6% - 10%